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MELLANOX TECHNOLOGIES, LTD.

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NVIDIA CORPORATION

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Subject Company: Mellanox Technologies, Ltd.

Commission File No. of Subject Company: 001-33299

On March 11, 2019, Eyal Waldman, the CEO of Mellanox, forwarded the following emails from Jensen Huang, the CEO of NVIDIA, to Mellanox’s employees.

From: Eyal Waldman

Subject: Fwd: NVDA/MLNX: A very positive day on Wall St

Hi,

Pls see below great coverage by the street ...

Congratulations to all of us and let’s get this done in the best way - the only way we know to operate

Yours

Eyal

Begin forwarded message:

From: Jensen H Huang

Subject: Fwd: NVDA/MLNX: A very positive day on Wall St

Congratulations!

Please share with your team.

From: Simona Jankowski

Subject: NVDA/MLNX: A very positive day on Wall St

We tracked over ~35 notes by sellside analysts on our proposed acquisition of Mellanox, with a few more expected tonight/tomorrow.

Overall, the reaction was largely positive, as also evidenced by the significant 7% move in our stock. Most analysts estimated the FY21 (CY20) EPS accretion in a 5-10% range.

We’ve included notable excerpts below; you can access all notes here.

Key positives:

Strong strategic fit – interconnect viewed as a critical component for next-gen datacentersExpands and accelerates NVIDIA’s core data center TAM – “doubling down on datacenter”Helps drive our transformation from chip to systems to datacenter-scale companyEnhances our competitive position vs IntelOpportunities for cross-selling, synergy roadmap longer-termHistory of collaboration & joint innovation, compatible culturesFinancially attractive – immediate accretive to earnings, reasonable valuationConservative guidance (no cost synergies) reinforces focus on growth No need to issue debt; no change to capital return program

Concerns:

Some speculated that the acquisition is at least partly defensive, though the cited rationale varied:Maybe we bought it so it wouldn’t go to IntelMaybe we bought it to offset slowing growth in our core businessMaybe we bought it to fend off competition in datacenter Potentially faster opex increase

Notable quotes:

Jefferies (Mark Lipacis) – Positioning for the 4th Tectonic Shift in Computing

Over the past decade, NVDA has transformed itself from a “chip company,” to a “systems company” and now to a “datacenter workload company.” NVDA views the new workloads as having two important capabilities: parallel computing (NVDA) and high speed networking (MLNX). We would also expect higher level software to become a more important part of the NVDA/MLNX solution, which we also expect will create greater customer lock-in, and higher barriers to entry.

UBS - (NVDA): Heralding The Next Generation of Compute – Marching Towards Data Center Scale Computing

NVDA’s announced acquisition of Mellanox (MLNX) is transformational. Traditionally, computing has been done on server nodes/clusters within the data center. As workloads become more data intensive (AI/machine leaning), individual server nodes/clusters may simply be unable to provide the required computing horse power. These applications could potentially require the entire data center to act as a single cohesively interconnected mega computer, meaning that compute and networking will ultimately have to converge to enable such a transformation. INTC has seen this coming and has its Omnipath fabric, but this is a key strategic move for NVDA. There are high degrees of synergies between MLNX’s high speed interconnect technologies and NVDA’s accelerator technology - just as NVLink provides high performance Chip Level interconnects, MLNX is the leader in system level interconnects (Infiniband) over the networks. Ultimately, a seamless software stack will be required to enable this DC scale compute and we think that this deal catalyzes a convergence of compute and networking enabled by software. While it’s always better to do M&A after a successful series of quarters, we think this is a smart deal for NVDA. Lastly, unlike NVDA’s last major deal, integration risk seems mitigated as the two have already been partnering (particularly for HPC applications) with both companies sharing a somewhat similar culture geared towards high performance computing.

Evercore (CJ Muse) – Doubling Down on Data Center as Fabric Moving Beyond Compute into the Network

Our model suggests ~7% accretive assuming zero cost synergies (as per mgmt. guidance). As for strategic fit, we like the transaction a lot. With the data center fabric moving beyond compute into the network combined with public cloud looking more and more like an HPC cluster, interconnect will become a critical component (where MLNX has ~85% share in InfiniBand; 25G+ Ethernet Adapter share 69%) along with NVDA’s leading compute architecture. Moreover, this transaction enables the combined companies to take the lead in architecting and developing complete solutions to a data center scale level. But the key driver is obviously topline, where the combined companies bring HPC leadership across processing, networking, and storage. Nearer-term, we also highlight excellent penetration by MLNX at the Enterprise level (along with HPC and Hyperscale), which provides some opportunities for NT growth acceleration with DGX at NVDA.

BAML (Vivek Arya) – Mellanox accelerates high-performance computer franchise

While we continue to like NVDA on its standalone merits and leadership in large growth markets, the addition of MLNX serves to expand and accelerate NVDA’s core data center TAM (total addressable market, ~40% of pf sales), while enhancing its competitive position vs. INTC (Intel). NVDA/MLNX already power 250+ of the world’s top 500 supercomputers and serve the same customers across the cloud/enterprise landscape. In a post Moore’s law world, where datacenter-scale compute (processing + networking + storage) will become pervasive, we view the combination of NVDA compute (graphics/GPU) and MLNX networking accelerators as key enabling capabilities. Overall we maintain Buy, $193 PO, and outline our accretion math below. Next catalyst: the upcoming analyst day on March 18/19.

New Street Research (Pierre Ferragu) – Our quick thoughts

Nvidia expands and diversifies its acceleration play with Mellanox. It makes sense, given the fragmented nature we anticipate for the acceleration market. The Mellanox acquisition will diversify Nvidia’s exposure to the datacenter, something we see as a strong positive. A key development we expect in the datacenter in coming years is “universal acceleration” a technology that could offer a single uniform acceleration platform for all nodes. Integrating GPU/Tensorcore technology with Smart NIC architecture will likely be a strong contender in that race. Nvidia pays about 17 times EBIT for the acquisition, which makes it a reasonable price, and a very good one assuming synergies materialize both on the cost and technology sides.

RBC (Mitch Steves) – Expanding the Data Center Opportunity

Nvidia is acquiring Mellanox for $125/sh in cash ($6.9B) and we think the transaction is a long-term modest positive. While bears will point to 1) limited acquisition history and 2) potential that Data Center story needed to be improved inorganically (core business is softer), we think this misses the bigger broader picture. The transaction opens up a new TAM that is complementary to the core product offering and is immediately accretive across all metrics (gross margins, FCF and EPS). While we don’t view the transaction as a material game changer, it should be a financial positive long-term (we conservatively assume mid-single digit accretion in 2020). Notably, GPU direct has already hooked into the Mellanox software product stack and as networking becomes more intertwined with Nvidia’s portfolio this is a natural long-term fit. Net/net: we view the transaction as a modest long-term positive with mid-single digit accretion.

Bernstein (Stacy Rasgon) – Updated thoughts following the conference call

The strategic rationale (increased importance of connectivity and bandwidth, strengthening NVDA’s ability to provide datacenter-scale computing across the full stack for next-generation HPC and AI workloads, etc) essentially matches our prior thoughts, and appears reasonably sensible. The agreed-upon price seems fine (~20x P/FE, and ~5x EV/sales, above current levels but not egregious). Market reaction so far appears modestly positive (NVDA +6% vs SOX +2%). The bulls will likely focus on a deal that seems to make strategic sense, a valuation that doesn’t look crazy, modest financial accretion, and (maybe) potential strategic benefits from keeping the asset out of Intel’s hands. Bears will likely focus on the timing, the likely combination of MLNX and NVDA’s datacenter together (potentially masking core AI growth with a business that ought to earn a lower multiple), and overall somewhat spotty and volatile performance from MLNX over the years, with fears that 2018 might have marked a local peak. Overall though, we think the deal is “fine,” and likely will not materially shift perceptions either way.

Deutsche Bank (Ross Seymore) – Logical Datacenter focus but minimal accretion

In our opinion, the strategic merits of this deal are valid considering it combines two data center leaders, specifically in processing acceleration (NVDA) and datacenter networking (MLNX). Furthermore with this combination, Data center likely grows to ~35% of total revenues in CY2020, an increase in exposure that is likely to be viewed positively by investors. However, we also believe NVDA paid a steep price for this technology (~5x CY20E EV/Sales, ~20x NTM P/E). We expect this deal to be minimally accretive at ~5% of NVDA’s CY2020 estimates, and we note that this estimate includes no synergies. We estimate the NVDA-MLNX EPS accretion potential to be ~4-6% to NVDA’s CY20E EPS. Longer-term, we believe that revenue synergies also remain difficult to quantify (though they logically exist in our view given significant datacenter customer overlaps) as there could be cross-selling opportunities for both MLNX’s product and NVDA’s datacenter product lines (NVDA and MLNX historically collaborated on NVDA’s DGX-2 data-center product).

***

From: Eyal Waldman

Subject: Fwd: NV-Mellanox Press Roundup at 6pm

Hi,

Some more media coverage.

Enjoy. And let’s get focused on execution and get our great products and results out.

We can be very proud of the achievement and this positive coverage.

Thanks

Eyal

Begin forwarded message:

From: Jensen H Huang

Subject: Fwd: NV-Mellanox Press Roundup at 6pm

For your team.

From: Robert Sherbin

Subject: NV-Mellanox Press Roundup at 6pm

Media coverage was broad and positive, with more than 50 separate stories, led by WSJ, CNBC, FT, Bloomberg and other top-tier press, highlighting that it would add to NV’s gross margin, bottom line and cash flow.

Most coverage commented on strategic fit and the opportunity to accelerate growth and innovation. Some raised questions about potential regulatory hurdles in China and the timing of the deal in light of revised guidance. Secondary themes included NV’s Intel rivalry, the deal premium and Mellanox’s history with activist investor Starboard Value.

Top individuals quoted, beyond Jensen, were industry analyst Pat Moorhead, Jeffries analyst Mark Lipacis, RBC Capital Markets’ Mitch Steves.

Top Media Quotes

“Nvidia founder Jensen Huang has a good record at steadily moving into promising new and bigger markets without big acquisitions. A 5 percent rise in Nvidia’s stock on the news – tacking on nearly $5 billion to the buyer’s market capitalization – shows investors think his vision will pay off, even at what looks like a high price.” Reuters Breakingviews

“The deal may signal a resumption of consolidation in the $470 billion semiconductor industry, which has been reshaped over the past five years as companies combined to gain scale while battling rising costs and shrinking customer lists.” Bloomberg

“On the one hand, Nvidia is making its largest deal to date from a position of strength. The 26-year-old chip maker has been on fire over the past few years as its graphics processors have become key components for building artificial intelligence into state-of-the-art data centers…On balance, the deal looks like a smart use of Nvidia’s growing hoard….”, Wall Street Journal Heard on the Street

“The one bright spot has been AI and cloud computing, where its products are used for autonomous vehicles, robots and neural networks. With the acquisition of Mellanox, NVIDIA will be able expand in those areas.” Engadget

“While Nvidia does have a significant footprint, the scope and quantity of installations that Mellanox is involved in could be a real opportunity for Nvidia by leveraging existing installations to include more Nvidia accelerators. This installed base leverage should not be overlooked in evaluating the acquisition advantages.”, VentureBeat

***

Participants in the Solicitation

Mellanox and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Mellanox’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Mellanox’s directors and executive officers in Mellanox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 21, 2019, and its definitive proxy statement for the 2019 annual meeting of shareholders when it is filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Mellanox’s website at ir.mellanox.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events that are based on current expectations, estimates, forecasts and projections. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, Mellanox’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions.

Those risks, uncertainties and assumptions include, (i) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of Mellanox and the receipt of certain governmental and regulatory approvals, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iii) the effect of the announcement or pendency of the proposed transaction on Mellanox’s business relationships, operating results and business generally, (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (v) risks related to diverting management’s attention from Mellanox’s ongoing business operations (vi) the outcome of any legal proceedings that may be instituted against Mellanox related to the merger agreement or the proposed transaction; (vii) unexpected costs, charges or expenses resulting from the proposed transaction; and (viii) other risks described in Mellanox’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. Mellanox undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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